June 1, 1995




     PERSONAL AND CONFIDENTIAL
     TO BE OPENED BY ADDRESSEE ONLY


     Mr. Jerry L. Diener
     Four Mallett Drive
     Trumbull, CT   06611

     Dear Jerry:

          I am happy to inform you that the Board of Directors has extended your Severance Agreement which was due to expire on June 30, 1995 to December 31, 1995, at which time the Agreement may be extended for an additional six
     (6) months (to June 30, 1996) by mutual agreement between the Board and yourself.

          Conditions remain the same as outlined in your original agreement.

          Please sign the extra copy of this letter indicating your understanding and acceptance and return it to my attention by return mail.

                                   Best regards,




                                   Robert Van Buren



     AGREED AND ACCEPTED:


     _________________________
     Jerry L. Diener


     _________________________
     Date


     cc:  D. P. Verostko